Exhibit 99.1

Pitney Bowes Discloses Financial Results for Fourth Quarter and Full Year 2025 and Issues CEO Letter

Delivered Strong Earnings and Cash Flow Performance in 2025, Reflecting Continued Focus on Accretive Capital Allocation, Disciplined Cost Management and Improved Operational Execution

Deployed Significant Cash Flow into Repurchasing 12.6 million shares for $127 million and Reducing $114 million of Principal Debt in Q4 2025

Releases Full-Year 2026 Guidance and New CEO Letter, which Summarizes Recent Progress and Go-Forward Priorities

SHELTON, Conn.--(BUSINESS WIRE)--February 17, 2026--Pitney Bowes Inc. (NYSE: PBI) ("Pitney Bowes" or the "Company"), a technology-driven company that provides digital shipping solutions, mailing innovation, and financial services to clients around the world, today disclosed its financial results for the fourth quarter and full year 2025. In conjunction with this announcement, CEO, Kurt Wolf, has released a letter to shareholders to provide his commentary on the quarter and updates on strategic initiatives. **To read and/or download a copy of this quarter's CEO letter please click** here.

Financial Highlights:

The following tables summarize the Company's financial highlights for the fourth quarter and full year 2025:

	Fourth Quarter			
($ millions except EPS)	**2025**	**2024**	**$ Change**	**% Change**
Revenue	$478	$516	($38)	(7%)
GAAP EPS	$0.17	($0.21)	$0.38	>100%
Adj. EPS[1]	$0.45	$0.32	$0.13	40%
GAAP Net Income	$27	($37)	$65	>100%
Adj. EBIT[1]	$132	$114	$18	15%
Cash from Operations	$222	$132	$90	68%
Free Cash Flow[1]	$212	$142	$70	50%

	Full Year			
($ millions except EPS)	**2025**	**2024**	**$ Change**	**% Change**
Revenue	$1,893	$2,027	($134)	(7%)
GAAP EPS	$0.84	($1.12)	$1.95	>100%
Adj. EPS[1]	$1.35	$0.82	$0.53	64%
GAAP Net Income	$145	($204)	$348	>100%
Adj. EBIT[1]	$461	$385	$76	20%
Cash from Operations	$383	$276	$107	39%
Free Cash Flow[1]	$358	$290	$68	24%

[1] Adjusted EPS, Adjusted EBIT, and Free Cash Flow are non-GAAP measures. Definitions for these metrics can be found in the Use of Non-GAAP Measures section. Reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules.

Update on Capital Allocation

- In Q4, the Company repurchased 12.6 million shares for $127 million. From January 1, 2026 through February 13, 2026, the Company repurchased an additional 1.2 million shares for $12 million. As a result of the successful execution of the share repurchase program, Pitney Bowes' Board of Directors (the "Board") recently increased the Company's repurchase authorization by $250 million. As of February 13, 2026, there was $359 million in capacity remaining under the authorization.

- In Q4, the Company reduced principal debt by $114 million through a combination of a tender offer for the 2037 and 2043 Notes, open market repurchases of the Term Loan B and 2027 Notes, and scheduled amortization payments.
- The Board approved a regular quarterly dividend of $0.09 per share, payable on March 30, 2026, to shareholders of record as of February 27, 2026.
- In Q4, the Company entered into buy-in contracts with insurance carriers to transfer the risk associated with approximately $875 million of projected benefit obligations from the Company's U.S. Qualified and Canadian Qualified Pension Plans.

Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Fourth Quarter			Full Year		
($ millions)	**2025**	**2024**	**% Change**	**2025**	**2024**	**% Change**
Revenue	$318	$337	(6%)	$1,256	$1,354	(7%)
Adj. Segment EBITDA	$124	$103	20%	$458	$431	6%
Adj. Segment EBIT	$113	$91	24%	$412	$385	7%

SendTech revenue decline in the fourth quarter was driven by the impact of prior year product migration and a decrease in the mailing install base. The product migration concluded at the end of 2024, and the Company expects segment year-over-year revenue decline to be less steep going forward. Shipping-related revenues declined 5% year-over-year in the fourth quarter.

SendTech achieved increased Adjusted EBITDA and EBIT through disciplined cost management. Gross margin expanded 180 basis points in the fourth quarter due to cost optimization actions and a shift to higher margin revenue streams. In the fourth quarter, operating expenses declined $28 million year-over-year primarily from cost reduction initiatives.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Fourth Quarter			Full Year		
($ millions)	**2025**	**2024**	**% Change**	**2025**	**2024**	**% Change**
Revenue	$160	$180	(11%)	$637	$663	(4%)
Adj. Segment EBITDA	$51	$61	(16%)	$202	$202	0%
Adj. Segment EBIT	$42	$52	(20%)	$165	$166	(0%)

Revenue decline in the fourth quarter was driven by a 10% reduction in volumes due to previously communicated client losses and market decline. Total volume sorted in the fourth quarter 2025 was 3.4 billion pieces of mail.

Adjusted Segment EBITDA and EBIT declined due to the decrease in revenue and reduced operating leverage from lower volumes. This decline was partially offset by improved operating expenses and a favorable $5 million prior period accounting adjustment. 2026 Full-Year Outlook Pitney Bowes provides the following guidance for Revenue, Adjusted EBIT, Adjusted EPS and Free Cash Flow in 2026. $ millions, except EPS Low High Revenue $1,760 $1,860 Adjusted EBIT $410 $460 Adjusted EPS $1.40 $1.60 Free Cash Flow $340 $370 ***As a reminder, to read and/or download a copy of this quarter’s CEO letter, please click here*** Q4 and Full Year 2025 Earnings Conference Call Management will discuss the Company’s results in a webcast tomorrow, February 18, 2026, at 8:00 a.m. ET. Instructions for accessing the earnings results call are available on the Investor Relations page of the Company’s website at www.pitneybowes.com. About Pitney Bowes Pitney Bowes (NYSE: PBI) is a technology-driven company that provides digital shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com. Adjusted Segment EBIT Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level. Adjusted Segment EBIT includes segment revenues and related costs and expenses attributable to the segment, but excludes interest, taxes, general corporate expenses, restructuring charges, and other items not allocated to a business segment. We also report Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance, which is calculated as Adjusted Segment EBIT plus depreciation and amortization expense of the segment. Use of Non-GAAP Measures Pitney Bowes’ financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS) and free cash flow. Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, foreign currency gains and losses on intercompany loans, certain costs associated with the Ecommerce Restructuring, gains and losses on debt redemptions and other unusual items that we believe are not indicative to our core business operations.

Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides better insight into the amount of cash available for other discretionary uses. Reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at: https://www.investorrelations.pitneybowes.com/. We do not provide a reconciliation of forward‑looking non‑GAAP measures to the most comparable GAAP measures because items necessary for such reconciliation are not available on a reasonable basis without unreasonable efforts. Forward-Looking Statements This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and profitability, earnings guidance, future events or conditions, capital allocation strategy, expected cost savings and efficiency improvements, and strategic initiatives and priorities. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; declines in physical mail volumes or shipping volumes; the loss of customers, including some of our larger clients; changes in trade policies, tariffs and regulations; global supply chain issues adversely impacting our third party suppliers’ ability to provide us products and services; periods of difficult economic conditions, the impacts of inflation and rising prices, higher interest rates and a slow-down in economic activity, including a global recession, or a prolonged U.S. government shutdown, to the Company and our clients; changes in foreign currency exchange rates; changes in labor and transportation availability and costs; inability to successfully execute on our strategic initiatives; and other factors as more fully outlined in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments, except as required by law. Contacts: For Investors: Alex Brown investorrelations@pb.com

Pitney Bowes Inc. Consolidated Statements of Operations (Unaudited; in thousands, except per share amounts) 2025 2024 2025 2024 Revenue: Services 307,700$ 327,922$ 1,206,031$ 1,260,612$ Products 90,927 106,613 364,709 430,845 Financing and other 78,998 81,586 321,889 335,141 Total revenue 477,625 516,121 1,892,629 2,026,598 Costs and expenses: Cost of services 148,391 157,672 594,898 639,039 Cost of products 52,666 61,646 212,366 244,198 Cost of financing and other 13,632 19,202 61,503 81,061 Selling, general and administrative 140,956 148,269 621,567 717,894 Research and development 3,505 9,492 15,278 31,957 Restructuring charges 41,618 12,056 58,660 76,915 Interest expense, net 26,181 26,771 101,460 110,094 Other components of net pension and postretirement cost 2,097 90,774 7,543 89,044 Other expense 10,202 38,436 26,830 88,723 Total costs and expenses 439,248 564,318 1,700,105 2,078,925 Income (loss) from continuing operations before taxes 38,377 (48,197) 192,524 (52,327) Provision (benefit) for income taxes 11,040 (6,134) 47,827 (154,829) Income (loss) from continuing operations 27,337 (42,063) 144,697 102,502 Income (loss) from discontinued operations, net of tax - 4,690 - (306,099) Net income (loss) 27,337$ (37,373)$ 144,697$ (203,597)$ Basic earnings (loss) per share: Continuing operations 0.17$ (0.23)$ 0.84$ 0.57$ Discontinued operations - 0.03 - (1.71) Net income (loss) 0.17$ (0.21)$ 0.84$ (1.13)$ Diluted earnings (loss) per share: Continuing operations 0.17$ (0.23)$ 0.84$ 0.56$ Discontinued operations - 0.03 - (1.68) Net income (loss) 0.17$ (0.21)$ 0.84$ (1.12)$ Weighted-average shares used in diluted earnings per share 157,534 182,006 173,040 182,526 The sum of the earnings per share amounts may not equal the totals due to rounding. Year Ended December 31,Three Months Ended December 31,

Pitney Bowes Inc. Consolidated Balance Sheets (Unaudited; in thousands) Assets December 31, 2025 December 31, 2024 Current assets: Cash and cash equivalents $284,887 $469,726 Short-term investments 12,232 16,374 Accounts and other receivables, net 168,099 159,951 Short-term finance receivables, net 496,446 535,608 Inventories 66,241 59,836 Current income taxes 3,143 10,429 Other current assets and prepayments 69,451 66,030 Total current assets 1,100,499 1,317,954 Property, plant and equipment, net 185,913 218,657 Rental property and equipment, net 24,054 24,587 Long-term finance receivables, net 605,129 610,316 Goodwill 746,687 721,003 Intangible assets, net 14,741 15,780 Operating lease assets 106,996 113,357 Noncurrent income taxes 95,412 99,773 Other assets 289,520 276,089 Total assets $3,168,951 $3,397,516 Liabilities and stockholders' deficit Current liabilities: Accounts payable and accrued liabilities $845,378 $873,626 Customer deposits at Pitney Bowes Bank 582,630 645,860 Current operating lease liabilities 28,396 26,912 Current portion of long-term debt 17,150 53,250 Advance billings 69,075 70,131 Current income taxes 5,210 2,948 Total current liabilities 1,547,839 1,672,727 Long-term debt 1,975,888 1,866,458 Deferred taxes on income 72,665 49,187 Tax uncertainties and other income tax liabilities 278 13,770 Noncurrent operating lease liabilities 99,757 100,804 Noncurrent customer deposits at Pitney Bowes Bank 71,000 57,977 Other noncurrent liabilities 203,884 215,026 Total liabilities 3,971,311 3,975,949 Stockholders' deficit: Common stock 270,338 270,338 Retained earnings 2,655,703 2,671,868 Accumulated other comprehensive loss (789,132) (839,171) Treasury stock, at cost (2,939,269) (2,681,468) Total stockholders' deficit (802,360) (578,433) Total liabilities and stockholders' deficit $3,168,951 $3,397,516

2025 2024 Cash Flows From Operating Activities: Net income (loss) 144,697$ (203,597)$ Loss from discontinued operations - 306,099 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 111,575 114,485 Allowance for doubtful accounts and credit losses 13,234 13,182 Allowance for DIP Facility (8,907) 19,373 Stock-based compensation 14,151 16,524 Amortization of debt fees 7,226 12,907 Loss on debt refinancing 14,072 10,892 Restructuring charges 58,392 76,915 Restructuring payments (41,338) (86,024) Pension contributions and retiree medical payments (25,931) (24,907) Pension settlement charge - 91,339 Loss on sale/disposal of fixed assets 11,066 13,192 Loss (gain) on revaluation of intercompany loans 21,944 (10,241) Impairment charges 268 10,000 Deferred tax provision (benefit) 38,405 (173,710) Other, net 8,241 (12,954) Changes in operating assets and liabilities, net of acquisitions: Accounts receivables (13,999) 31,983 Finance receivables 107,223 60,342 Inventories (5,566) 2,260 Other current assets 817 996 Accounts payable and accrued liabilities (62,028) 47,348 Income taxes (6,806) (35,070) Advance billings (3,479) (4,882) Net cash from operating activities - continuing operations 383,257 276,452 Net cash from operating activities - discontinued operations - (47,282) Net cash from operating activities 383,257 229,170 Cash Flows From Investing Activities: Capital expenditures (66,278) (72,403) Purchase of investment securities (34,772) (30,099) Proceeds from sales / maturities of investment securities 28,345 76,563 DIP Facility reimbursement (disbursement) 8,907 (17,234) Net investment in loans receivables (61,200) (9,467) Acquisitions (2,200) - Other investing activities 2,101 10,969 Net cash from investing activities - continuing operations (125,097) (41,671) Net cash from investing activities - discontinued operations - (7,385) Net cash from investing activities (125,097) (49,056) Cash Flows From Financing Activities: Proceeds from issuance of long-term debt 1,005,000 - Payments to redeem long-term debt (934,316) (233,930) Change in customer deposits at PB Bank (50,208) (10,458) Dividends paid to stockholders (51,059) (35,956) Premium and fees paid to redeem/refinance debt (17,271) (13,688) Capped call payment (24,702) - Common stock repurchases (378,361) - Other financing activities 5,559 (4,568) Net cash from financing activities - continuing operations (445,358) (298,600) Net cash from financing activities - discontinued operations - (6,855) Net cash from financing activities (445,358) (305,455) Effect of exchange rate changes on cash and cash equivalents 2,359 (4,987) Change in cash and cash equivalents (184,839) (130,328) Cash and cash equivalents at beginning of period 469,726 600,054 Cash and cash equivalents at end of period 284,887$ 469,726$ Year Ended December 31, DECEMBER 2025 (Dollars in thousands) PITNEY BOWES INC. STATEMENTS OF CASH FLOWS

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three Months Ended December 31,			Year Ended December 31,		
	2025	2024	% Change	2025	2024	% Change
Sending Technology Solutions	$317,897	$336,562	(6%)	$1,256,001	$1,354,032	(7%)
Presort Services	159,728	179,555	(11%)	636,628	662,587	(4%)
Total reportable segments	477,625	516,117	(7%)	1,892,629	2,016,619	(6%)
Other	-	4	(100%)	-	9,979	(100%)
Total revenue	$477,625	$516,121	(7%)	$1,892,629	$2,026,598	(7%)

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three Months Ended December 31,							
	2025			2024			% change	
	Adjusted Segment EBIT [(1)]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT [(1)]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 112,848	$ 10,923	$ 123,771	$ 90,833	$ 12,146	$ 102,979	24%	20%
Presort Services	41,932	9,380	51,312	52,228	9,103	61,331	(20%)	(16%)
Total reportable segments	$ 154,780	$ 20,303	175,083	$ 143,061	$ 21,249	164,310	8%	7%
Reconciliation of Adjusted Segment EBITDA to income or loss from continuing operations before taxes:								
Other operations [(2)]			-			(677)		
Depreciation and amortization - reportable segments			(20,303)			(21,249)		
Corporate expenses			(22,804)			(27,946)		
Restructuring charges			(41,618)			(12,056)		
Interest expense, net			(36,485)			(41,708)		
Gain (loss) on debt transactions			10,362			(8,750)		
Pension settlement charge			-			(91,339)		
Foreign currency (loss) gain on intercompany loans			(710)			23,724		
Transaction and Strategic review costs			(4,584)			(2,820)		
Charges in connection with Ecommerce Restructuring			(20,564)			(29,686)		
Income (loss) from continuing operations before taxes			$ 38,377			$ (48,197)		

	Year Ended December 31,							
	2025			2024			% change	
	Adjusted Segment EBIT [(1)]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT [(1)]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 412,189	$ 45,525	$ 457,714	$ 384,751	$ 45,867	$ 430,618	7%	6%
Presort Services	165,277	37,029	202,306	165,784	35,825	201,609	(0%)	0%
Total reportable segments	$ 577,466	$ 82,554	660,020	$ 550,535	$ 81,692	632,227	5%	4%
Reconciliation of Adjusted Segment EBITDA to income or loss from continuing operations before taxes:								
Other operations [(2)]			-			(12,821)		
Depreciation and amortization - reportable segments			(82,554)			(81,692)		
Corporate expenses			(116,173)			(152,503)		
Restructuring charges			(58,392)			(76,915)		
Interest expense, net			(149,156)			(173,694)		
Loss on debt transactions			(14,072)			(10,892)		
Pension settlement charge			-			(91,339)		
Foreign currency (loss) gain on intercompany loans			(21,944)			10,243		
Transaction and Strategic review costs			(12,179)			(17,110)		
Impairment charge			(268)			(10,000)		
Charges in connection with Ecommerce Restructuring			(12,758)			(67,831)		
Income (loss) from continuing operations before taxes			$ 192,524			$ (52,327)		

(1) Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, foreign currency gains and losses from the revaluation of intercompany loans and other items that are not allocated to a business segment.

(2) Other operations includes the revenue and related expenses of our former Global Ecommerce business that did not qualify for discontinued operations treatment.

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Results

(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Reconciliation of reported net income (loss) to adjusted net income, adjusted EBIT and adjusted EBITDA				
Net income (loss) - GAAP	$27,337	($37,373)	$144,697	($203,597)
(Income) loss from discontinued operations, net of tax	-	(4,690)	-	306,099
Provision (benefit) for income taxes	11,040	(6,134)	47,827	(154,829)
Income (loss) from continuing operations before taxes	38,377	(48,197)	192,524	(52,327)
Restructuring charges	41,618	12,056	58,392	76,915
Pension settlement charge	-	91,339	-	91,339
Foreign currency loss (gain) on intercompany loans	710	(23,724)	21,944	(10,243)
Transaction and Strategic review costs	4,584	2,820	12,179	17,110
Impairment charge	-	-	268	10,000
Charges in connection with Ecommerce Restructuring	20,564	29,686	12,758	67,831
(Gain) loss on debt transactions	(10,362)	8,750	14,072	10,892
Adjusted net income before tax	95,491	72,730	312,137	211,517
Adjusted tax provision	25,255	14,322	77,743	61,254
Adjusted net income	$70,236	$58,408	$234,394	$150,263
Adjusted net income before tax	$95,491	$72,730	$312,137	$211,517
Interest, net	36,485	41,708	149,156	173,694
Adjusted EBIT	131,976	114,438	461,293	385,211
Depreciation and amortization	27,072	28,588	111,575	114,485
Adjusted EBITDA	$159,048	$143,026	$572,868	$499,696
Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share				
Diluted earnings (loss) per share - GAAP	$0.17	($0.21)	$0.84	($1.12)
(Income) loss from discontinued operations, net of tax	-	(0.03)	-	1.68
Restructuring charges	0.20	0.05	0.25	0.32
Pension settlement charge	-	0.37	-	0.37
Foreign currency loss (gain) on intercompany loans	0.00	(0.10)	0.10	(0.04)
Transaction and Strategic review costs	0.02	0.01	0.05	0.07
(Gain) loss on debt transactions	(0.05)	0.04	0.06	0.05
Charges in connection with Ecommerce Restructuring	0.10	0.12	0.06	0.28
Asset impairment charge	-	-	-	0.06
Tax on settlement of investment securities	-	0.05	-	0.05
Tax benefit from affiliate reorganization	-	-	-	(0.90)
Adjusted diluted earnings per share	$0.45	$0.32	$1.35	$0.82

The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow				
Net cash from operating activities - continuing operations	$221,699	$131,837	$383,257	$276,452
Capital expenditures	(20,251)	(22,182)	(66,278)	(72,403)
Restructuring payments	10,495	32,104	41,338	86,024
Free cash flow	$211,943	$141,759	$358,317	$290,073